EXHIBIT 99.15

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES DECEMBER MONTH-END ASSETS UNDER MANAGEMENT
FOURTH QUARTER EARNINGS CONFERENCE CALL TO BE HELD ON JANUARY 31

New York, NY, January 15, 2002 — Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) today reported preliminary assets under management of approximately $455 billion at December 31, 2001, compared to $458 billion at November 30, 2001 and $454 billion at December 31, 2000.

Total assets under management (AUM) at December 31, 2001 decreased 0.7% compared to November 30, 2001 and increased 0.2% compared to December 31, 2000. During the twelve months ended December 31, 2001, there was a shift from equities to fixed income and cash management products. Year-over-year, growth equity AUM declined 11.6%, value equity AUM rose 11.0% and fixed income AUM increased 13.1%.

	ALLIANCE CAPITAL MANAGEMENT L.P. (THE OPERATING PARTNERSHIP) ASSETS UNDER MANAGEMENT
			($ billions)
	At December 31, 2001 (preliminary)				At Nov 30, 2001	At Dec 31, 2000
	Retail	Institutional Investment Management	Private Client	Total	Total	Total
Equity
Growth	$70	$100	$5	$175	$178	$198
Value	20	56	25	101	98	91
Total Equity	90	156	30	276	276	288

Fixed Income	62	75	10	147	151	130

Passive	4	28	0	32	31	35

Total	$156	$259	$40	$455	$458	$454

CONFERENCE CALL INFORMATION RELATING TO FOURTH QUARTER 2001 RESULTS

Alliance Capital’s management will review fourth quarter 2001 financial and operating results on Thursday, January 31, 2002, during a live conference call at 3:00 p.m. (Eastern Time) that will be hosted by Chief Executive Officer and Chairman, Bruce W. Calvert; President and Chief Operating Officer, John D. Carifa; and Chief Investment Officer and Vice Chairman, Lewis A. Sanders.

Parties interested in listening to the conference call may access it by either telephone or webcast.

1.               To listen by telephone, please dial 877-265-8877 in the U.S. or 706-679-3520 outside the U.S., ten minutes before the 3:00 p.m. (Eastern Time) scheduled start time.  Please indicate access code “Alliance” when dialing in.

2.               To listen by webcast, please visit Alliance Capital’s Investor Relations website at http://ir.alliancecapital.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are expected to be available on the morning of January 31, 2002 on Alliance Capital’s website at the above web address.

A replay of the conference call will be made available for one week beginning at 6:00 p.m. (Eastern Time) January 31, 2002. In the U.S. please call 800-642-1687 or for callers outside the U.S.706-645-9291, and provide the code 2930463.  The replay will also be available via webcast on Alliance Capital’s website for one week.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. As one of the world’s leading global investment management organizations, Alliance Capital is able to compete for virtually any portfolio assignment in any developed capital market in the world.

Alliance Holding owns approximately 30% of the units of limited partnership interest in Alliance Capital. AXA Financial, Inc. owns approximately 2% of the outstanding Alliance Holding Units and approximately 52% of the outstanding Alliance Capital Units, representing an approximate 53% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly owned subsidiary of AXA, one of the largest global financial services organizations.

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.